UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 21, 2013

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Directors or Certain Officers.

In connection with the previously announced sale of the worldwide packaged foods and Asia fresh produce businesses of Dole Food Company, Inc. (“Dole”) to ITOCHU Corporation, on February 21, 2013, David A. DeLorenzo stepped down from his position as President and Chief Executive Officer of Dole, but will remain on Dole’s Board of Directors following completion of the sale transaction. In addition, on February 21, 2013, Joseph S. Tesoriero stepped down from his position as Executive Vice President and Chief Financial Officer of Dole. Mr. DeLorenzo and Mr. Tesoriero will remain employees of Dole through the closing of the sale to ITOCHU.

(c)	Appointment of Certain Officers.

On February 22, 2013, Dole announced the following, effective as of February 21, 2013:

•	David H. Murdock returned to the role of Chairman and Chief Executive Officer;

•	C. Michael Carter assumed the added role of President and Chief Operating Officer;

•	Keith C. Mitchell became Chief Financial Officer;

Biographical information regarding Mr. Murdock and Mr. Carter, and any related party transactions between such individuals and Dole, are described in the Company’s 2012 Proxy Statement, filed with the Securities and Exchange Commission on April 13, 2012, which descriptions are incorporated into this Item by this reference.

Mr. Mitchell, 51, served as the Chief Financial Officer of Dole Fresh Fruit since 2007. Before joining Dole in 1993, he held various finance and audit positions with Koppers Company, Inc., PPG Industries and Arthur Anderson & Co. There is no information that is required to be disclosed with respect to Mr. Mitchell pursuant to Item 404(a) of Regulation S-K.

(d) Election of Directors.

On February 21, 2013, the Board of Directors of Dole elected C. Michael Carter and E. Rolland Dickson, M.D. to rejoin the Board as directors of Dole, filling new vacancies created by the Board of Directors on February 21, 2013. Mr. Carter will be a member of the Executive Committee, and Dr. Dickson will be a member of the Audit Committee and the Nominating and Corporate Governance Committee.

As a non-employee director, Dr. Dickson will receive the standard compensation amounts payable to non-employee directors of Dole, which includes an annual cash retainer of $60,000, a Board meeting fee of $2,000 for each Board meeting attended, or $1,000 for telephonic participation, and a Committee meeting fee of $1,000 for each Committee meeting attended in person or participated in telephonically. In addition, non-employee members of the Board are entitled to an additional cash payment of $75,000, payable annually on October 28. Finally, each non-employee director has an annual executive physical benefit of up to $6,000 at a facility determined by Dole. There is no information that is required to be disclosed with respect to Dr. Dickson pursuant to Item 404(a) of Regulation S-K.

As an employee of Dole, Mr. Carter will not receive any compensation for his service as a director.

(e)	Compensatory Arrangements of Certain Officers.

On February 21, 2013, the Corporate Compensation and Benefits Committee of the Board of Directors approved a modification to the outstanding stock options held by Mr. DeLorenzo and Mr. Tesoriero such that the post-termination exercise period for all such stock options will be extended from three months following each such executive’s termination of employment until March 31, 2014.

Section 8	Other Events

Item 8.01.	Other Events

On February 22, 2013, Dole issued a press release announcing an update on the ITOCHU sale and providing a financial and business update on Dole following such sale transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item and Item 5.02 by this reference.

Section 9.	Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1 Press Release dated February 22, 2013 regarding an update on the ITOCHU sale and a financial and business update on Dole following such sale transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 22, 2013	DOLE FOOD COMPANY, INC. REGISTRANT

	By:	/s/ C. Michael Carter
C. Michael Carter
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 22, 2013 regarding an update on the ITOCHU sale and a financial and business update on Dole following such sale transaction.

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